EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Kenneth L. Johnson, certify that:

1. I have reviewed this Quarterly Report on Form 10-K of St. Joseph, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition and results of operations of the issuer as of, and for, the periods presented in this report;

4. The issuer’s other signing officer and I:

(a)    are responsible for establishing and maintaining disclosure controls and procedures;

(b)    have designed such internal controls to ensure that material information relating to the issuer and its consolidated subsidiaries is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(c)    have evaluated the effectiveness of the issuer’s internal controls as of ninety days prior to the report; and

(d)    have presented in this report our conclusions about the effectiveness of our internal controls based on our evaluation as of the end of the period covered by this report;

5. The issuer’s other signing officer and I have disclosed to the issuer’s auditors and the audit committee of the issuer’s board of directors (or persons performing the equivalent functions):

(a)    all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize and report financial data and have identified for the issuer’s auditors any material weaknesses in internal controls; and

(b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal controls; and

6.  The issuer’s other signing officer and I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 31, 2009	/s/ KENNETH L. JOHNSON
Kenneth L. Johnson
Treasurer